Exhibit 99.1

Lennox International Reports Record Third-Quarter Profit

•	Revenue up 4%, led by 7% Residential growth

•	Adjusted EPS from continuing operations up 11% to $1.44

•	GAAP EPS from continuing operations up 6% to $1.38

•	Reiterating 2014 revenue growth guidance of 5-7%

•	Reiterating 2014 adjusted EPS from continuing operations guidance of $4.30-$4.50, and updating GAAP EPS from continuing operations guidance to $4.21-$4.41

•	Announcing new $450 million accelerated share repurchase program

DALLAS, October 20, 2014 – Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2014. Financial results in prior periods have been revised to reflect sold businesses in discontinued operations.

Revenue for the third quarter was $898 million, up 4% from the prior-year quarter. Foreign exchange was neutral to revenue growth. Adjusted earnings per share from continuing operations was a third-quarter record $1.44, up 11% from $1.30 in the prior-year quarter. On a GAAP basis, earnings per share from continuing operations was a third-quarter record $1.38, up 6% from $1.30 in the prior-year quarter.

“Led by our Residential and Commercial businesses, the company’s 12.3% total segment margin set a third-quarter record, expanding 40 basis points over the prior-year quarter,” said Chairman and CEO Todd Bluedorn. “Our Residential business was negatively impacted by cooler summer weather than last year, but revenue still grew 7%. Residential margin and profit set third-quarter records. Segment margin expanded 190 basis points to 15.0%, and profit rose 22%. Commercial revenue was up 1%, facing headwinds from the timing of national account business between the third and fourth quarters, the cooler summer in North America, and a soft market environment in Europe. Commercial margin and profit set record levels. Segment margin expanded 110 basis points to 17.5%, and profit rose 8%. In Refrigeration, revenue was down 1% at constant currency and margin declined 380 basis points from the prior-year quarter to 8.5%. As expected, business was negatively impacted by the July repeal of the carbon tax in Australia. North America refrigeration revenue was flat in the third quarter. We continue to expect improvement in that business on the ramp up of new national account business in the fourth quarter and into 2015.

“Looking ahead for the company overall, we reiterate our revenue and adjusted EPS guidance for 2014 and maintain our outlook for a year of strong growth and record profitability. With our solid balance sheet and view on the company’s strong market position and prospects, we have repurchased $100 million of stock year-to-date and are announcing plans for a new $450 million accelerated share repurchase program in October.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the third quarter was $898 million, up 4% from the prior-year quarter. Foreign exchange was neutral to revenue growth. Volume and price were up, and mix was down from the prior-year quarter.

Gross Profit: Gross profit for the third quarter was $247 million, up 4% from the prior-year quarter. Gross margin was 27.5%, up 10 basis points from 27.4% in the prior-year quarter. Gross profit was favorably impacted by higher volume, lower material costs and favorable price, partially offset by negative mix, Australian refrigerant profitability, foreign exchange, and investments in distribution expansion.

Income from Continuing Operations: Adjusted income from continuing operations in the third quarter was $70.3 million, or $1.44 per share, compared to $65.5 million, or $1.30 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the third quarter of 2014 excludes $2.8 million in after-tax charges: $0.8 million for restructuring activities, $0.8 million for a special inventory write-down, $0.4 million for environmental liabilities, $0.3 million for a special legal contingency, $0.2 million for asbestos-related litigation, $0.2 million for the net change in unrealized losses on unsettled future contracts, and $0.1 million for special product quality adjustments.

On a GAAP basis, income from continuing operations for the third quarter was $67.5 million, or $1.38 per share, compared to $65.8 million, or $1.30 per share, in the prior-year quarter.

Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $97 million compared to $153 million in the prior-year quarter. The company invested $19 million in capital assets in the third quarter, up from $18 million in the third quarter a year ago. Free cash flow was $78 million, compared to approximately $136 million in the prior-year quarter. Total debt at the end of the third quarter was $596 million. Total cash and cash equivalents were $48 million at the end of the quarter. The company paid $15 million in dividends and repurchased $50 million of stock through its stock repurchase program in the third quarter.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

Third quarter 2014 revenue in the Residential Heating & Cooling business segment was $463 million, up 7% from the prior-year quarter. Foreign exchange was neutral. Segment profit was a third-quarter record $69 million, up 22% from the prior-year quarter. Segment profit margin was a third-quarter record 15.0%, up 190 basis points from the prior-year quarter. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from higher SG&A and investments in distribution expansion.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was $242 million, up 1% from the prior-year quarter. Foreign exchange was neutral. Segment profit was a record $42 million, up 8% from the prior-year quarter. Segment profit margin was a record 17.5%, up 110 basis points from the prior-year quarter. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from investments for future growth.

Refrigeration

Revenue in the Refrigeration business segment was $194 million in the third quarter, flat with the prior-year quarter. Foreign exchange had a positive 1 point impact on revenue. Segment profit was $17 million, down 31% from $24 million in the prior-year quarter. Segment profit margin was 8.5%, down 380 basis points from the prior-year quarter. Results were primarily impacted by unfavorable mix and Australian refrigerant profitability, with a partial offset from favorable price.

FULL-YEAR OUTLOOK

For 2014, the company reiterates revenue and adjusted EPS from continuing operations guidance.

•	Reiterating revenue growth guidance of 5-7% for the full year; 1 point of negative impact from foreign exchange is still expected.

•	Reiterating adjusted EPS from continuing operations guidance of $4.30-$4.50.

•	Updating GAAP EPS from continuing operations guidance from $4.27-$4.47 to $4.21-$4.41.

•	Reiterating corporate expense guidance of approximately $70 million in 2014.

•	Reiterating effective tax rate guidance of 34-35% on a full-year basis.

•	Reiterating capital expenditure guidance of approximately $90 million in 2014.

•	Announcing plans for a new $450 million accelerated share repurchase program in October.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s third quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-288-0337 at least 10 minutes prior to the scheduled start time and use reservation number 338428. The conference call will also be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from 11:00 a.m. Central time on October 20 through October 27, 2014 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 338428. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding the 2014 full-year outlook and expected financial results for 2014, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes such as the repeal of the carbon tax in Australia, the impact of unfavorable weather, and a decline in new construction activity and related demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$898.4	$868.0	$2,554.6	$2,449.5
Cost of goods sold	651.3	630.6	1,876.7	1,796.1

Gross profit	247.1	237.4	677.9	653.4
Operating Expenses:
Selling, general and administrative expenses	140.9	136.9	425.5	424.0
Losses (gains) and other expenses, net	2.1	(0.3)	3.5	2.8
Restructuring charges	1.0	0.3	1.3	3.2
Income from equity method investments	(3.5)	(3.3)	(12.0)	(10.7)

Operational income from continuing operations	106.6	103.8	259.6	234.1
Interest expense, net	4.0	3.8	11.0	10.8
Other expense (income), net	—	—	—	(0.1)

Income from continuing operations before income taxes	102.6	100.0	248.6	223.4
Provision for income taxes	35.1	34.2	86.6	77.5

Income from continuing operations	67.5	65.8	162.0	145.9
Discontinued Operations:
Loss from discontinued operations before income taxes	(0.2)	(2.3)	(1.3)	(15.7)
Benefit from income taxes	(0.1)	(0.8)	(0.5)	(6.4)

Loss from discontinued operations	(0.1)	(1.5)	(0.8)	(9.3)

Net income	$67.4	$64.3	$161.2	$136.6

Earnings per share – Basic:
Income from continuing operations	$1.40	$1.32	$3.33	$2.92
Loss from discontinued operations	—	(0.03)	(0.02)	(0.19)

Net income	$1.40	$1.29	$3.31	$2.73

Earnings per share – Diluted:
Income from continuing operations	$1.38	$1.30	$3.27	$2.87
Loss from discontinued operations	—	(0.03)	(0.01)	(0.18)

Net income	$1.38	$1.27	$3.26	$2.69

Weighted Average Number of Shares Outstanding—Basic	48.3	49.7	48.7	50.0
Weighted Average Number of Shares Outstanding—Diluted	49.0	50.5	49.5	50.8
Cash dividends declared per share	$0.30	$0.24	$0.84	$0.68

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net Sales
Residential Heating & Cooling	$462.6	$433.9	$1,332.5	$1,224.5
Commercial Heating & Cooling	241.6	239.1	655.6	631.8
Refrigeration	194.2	195.0	566.5	593.2

	$898.4	$868.0	$2,554.6	$2,449.5

Segment Profit (Loss) (1)
Residential Heating & Cooling	$69.4	$57.0	$178.8	$143.7
Commercial Heating & Cooling	42.2	39.2	91.3	84.8
Refrigeration	16.5	23.9	42.3	66.5
Corporate and other	(17.5)	(16.6)	(47.8)	(56.2)

Subtotal that includes segment profit and eliminations	110.6	103.5	264.6	238.8
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustments	0.2	(0.4)	(0.1)	(0.5)
Items in Losses (gains) and other expenses, net that are excluded from segment profit (loss) (1)	1.8	(0.2)	2.8	2.0
Restructuring charges	1.0	0.3	1.3	3.2
Interest expense, net	4.0	3.8	11.0	10.8
Special inventory write down	1.0	—	1.0	—
Other expense (income), net	—	—	—	(0.1)

Income from continuing operations before income taxes	$102.6	$100.0	$248.6	$223.4

(1)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;
•	The following items in Losses (gains) and other expenses, net:

•	Net change in unrealized gains and/or losses on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation,

•	Environmental liabilities, and

•	Other items, net;

•	Restructuring charges;

•	Goodwill, long-lived asset, and equity method investment impairments;

•	Interest expense, net;

•	Special inventory write down; and

•	Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2014	As of December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$48.1	$38.0
Accounts and notes receivable, net of allowances of $9.6 and $9.8 in 2014 and 2013, respectively	501.5	408.1
Inventories, net	501.5	378.8
Deferred income taxes, net	23.8	24.5
Other assets	61.6	53.0

Total current assets	1,136.5	902.4
Property, plant and equipment, net of accumulated depreciation of $648.9 and $617.3 in 2014 and 2013, respectively	350.5	335.5
Goodwill	214.1	216.8
Deferred income taxes	86.2	88.5
Other assets, net	89.2	83.5

Total assets	$1,876.5	$1,626.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$229.0	$165.9
Current maturities of long-term debt	1.3	1.3
Accounts payable	333.1	283.1
Accrued expenses	248.7	232.1
Income taxes payable	12.8	31.6

Total current liabilities	824.9	714.0
Long-term debt	365.7	233.2
Post-retirement benefits, other than pensions	2.7	4.6
Pensions	60.6	70.0
Other liabilities	120.9	119.2

Total liabilities	1,374.8	1,141.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	950.2	912.7
Retained earnings	990.9	870.5
Accumulated other comprehensive loss	(76.9)	(61.1)
Treasury stock, at cost, 39,136,472 shares and 38,066,794 shares in 2014 and 2013, respectively	(1,364.2)	(1,238.1)
Noncontrolling interests	0.8	0.8

Total stockholders’ equity	501.7	485.7

Total liabilities and stockholders’ equity	$1,876.5	$1,626.7

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$161.2	$136.6
Net loss from discontinued operations	0.8	9.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(12.0)	(10.7)
Dividends from affiliates	6.1	9.1
Restructuring expenses, net of cash paid	(0.1)	(1.2)
Provision for bad debts	2.8	2.7
Unrealized losses on derivative contracts	0.1	0.7
Stock-based compensation expense	17.3	20.5
Depreciation and amortization	45.2	43.1
Deferred income taxes	1.4	0.1
Other items, net	0.3	13.5
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(104.0)	(125.3)
Inventories	(127.6)	(76.4)
Other current assets	(6.2)	(13.7)
Accounts payable	51.0	29.4
Accrued expenses	18.2	20.8
Income taxes payable and receivable	(21.1)	12.9
Other	(9.1)	6.8
Net cash used in discontinued operations	(0.8)	(13.2)

Net cash provided by operating activities	23.5	65.0
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.2	0.1
Purchases of property, plant and equipment	(59.9)	(41.0)
Net proceeds from sale of business	—	8.1
Net cash used in discontinued operations	—	(0.1)

Net cash used in investing activities	(59.7)	(32.9)
Cash flows from financing activities:
Short-term borrowings, net	3.4	3.8
Asset securitization borrowings	60.0	330.0
Asset securitization payments	—	(200.0)
Long-term debt payments	(1.7)	(0.7)
Borrowings from revolving credit facility	1,483.0	998.0
Payments on revolving credit facility	(1,351.0)	(1,083.5)
Proceeds from employee stock purchases	1.5	1.3
Repurchases of common stock	(100.3)	(66.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(12.3)	(7.7)
Excess tax benefits related to share-based payments	5.3	4.7
Cash dividends paid	(38.2)	(22.1)

Net cash provided by (used in) financing activities	49.7	(42.2)
Increase (decrease) in cash and cash equivalents	13.5	(10.1)
Effect of exchange rates on cash and cash equivalents	(3.4)	(3.9)
Cash and cash equivalents, beginning of period	38.0	51.8

Cash and cash equivalents, end of period	$48.1	$37.8

Supplemental disclosures of cash flow information:
Interest paid	$9.5	$9.4

Income taxes paid (net of refunds)	$100.4	$53.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations, a GAAP measure	$67.5	$65.8	$162.0	$145.9
Restructuring charges, after tax	0.8	0.2	1.4	2.1
Special product quality adjustments, after tax (b)	0.1	(0.3)	(0.1)	(0.4)
Special legal contingency charges, after tax (a)	0.3	0.5	0.4	0.7
Asbestos-related litigation, after tax (a)	0.2	—	0.6	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	0.2	(0.7)	0.1	0.4
Special inventory write down, after tax (b)	0.8	—	0.8	—
Environmental liabilities, after tax (a)	0.4	—	0.4	—
Other items, net, after tax (a)	—	—	0.5	0.3

Adjusted income from continuing operations, a non-GAAP measure	$70.3	$65.5	$166.1	$149.0

Income per share from continuing operations—diluted, a GAAP measure	$1.38	$1.30	$3.27	$2.87
Restructuring charges, after tax	0.02	—	0.03	0.04
Special product quality adjustments, after tax (b)	—	—	—	(0.01)
Special legal contingency charges, after tax (a)	0.01	0.01	0.01	0.01
Asbestos-related litigation, after tax (a)	—	—	0.01	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	—	(0.01)	—	0.01
Special inventory write down, after tax (b)	0.02	—	0.02	—
Environmental liabilities, after tax (a)	0.01	—	0.01	—
Other items, net, after tax (a)	—	—	0.01	0.01

Adjusted earnings per share from continuing operations—diluted, a non-GAAP measure	$1.44	$1.30	$3.36	$2.93

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Components of Losses (gains) and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	$0.1	$0.4	$0.6	$0.8
Foreign currency exchange losses (gains) (a)	0.1	(0.5)	0.1	—
Loss on disposal of fixed assets (a)	0.1	—	—	—
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.2	(1.1)	0.1	0.7
Special legal contingency charges (b)	0.5	0.8	0.7	1.0
Asbestos-related litigation (b)	0.4	—	1.0	—
Environmental liabilities (b)	0.7	—	0.7	—
Other items, net (b)	—	0.1	0.3	0.3

Losses (gains) and other expenses, net (pre-tax)	$2.1	$(0.3)	$3.5	$2.8

(a)	Included in segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations—Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations—Diluted, a GAAP measure

For the Year Ended December 31, 2014 ESTIMATED
Adjusted income per share from continuing operations—diluted, a Non-GAAP measure	$4.30 - $4.50
Restructuring charges and other items	(0.09)

Income per share from continuing operations—diluted, a GAAP measure	$4.21 - $4.41

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities, a GAAP measure	$96.9	$153.3	$23.5	$65.0
Purchases of property, plant and equipment	(18.7)	(17.6)	(59.9)	(41.0)
Proceeds from the disposal of property, plant and equipment	0.2	0.1	0.2	0.1

Free cash flow, a Non-GAAP measure	$78.4	$135.8	$(36.2)	$24.1

Trailing Twelve Months to September 30, 2014
Calculation of Debt to EBITDA Ratio (dollars in millions):
Adjusted EBIT (a)	$326.2
Depreciation and amortization expense (b)	61.0

EBITDA (a + b)	$387.2

Total debt at September 30, 2014 (c)	$596.0

Total Debt to EBITDA ratio ((c / (a + b))	1.5

Reconciliation of Adjusted EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure (dollars in millions)

Trailing Twelve Months to September 30, 2014
Adjusted EBIT per above, a Non-GAAP measure	$326.2
Special product quality adjustments	(2.0)
Items in Losses (gains) and other expenses, net that are excluded from segment profit	9.4
Restructuring charges	3.1
Interest expense, net	14.8
Special inventory write down	1.0
Other expenses, net	0.5

Income from continuing operations before income taxes, a GAAP measure	$299.4